Cooperation Agreement



THIS COOPERATION AGREEMENT made as of May 10, 2000

AMONG

     Wu Yi University of the City of Jiangmen, Guangdong Province, the People's Republic of China (`PRC") ("Party A")

AND

     CathayOnline Technologies (Hong Kong) Limited, a company duly incorporated under the laws of Hong Kong ("Party B")

AND

     Sichuan Guo Xun Xin Xi Chan Ye You Xian Gong Si, a company incorporated under the laws of the PRC ("Party C")

WHEREAS:

A.   Party A currently owns a fiber optic network connecting 1,500 computers;

B.   Party A is capable of obtaining internet service provider ("ISP") license;

C. Party A wishes to establish full ISP services and to market such services to customers in China ("Customers");

D.   Party B and Party C are having a working relationship; and

E. Party A and Party B and/or Party C wish to cooperate with each other in the provision of the Services.

IN CONSIDERATION OF mutual promises and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follow:

Cooperation Structure and Provision of Services

1. Party A and Party B (and/or Party C) will jointly incorporate a company in Guangdong ("Guangdong Company"), which will provide full ISP services and other value added internet services (the "Services") to the Customers.

The Parties' Contributions

2. Party A will be responsible for obtaining telecom or other licenses from relevant government departments in the PRC that are required for the Guangdong Company to legally provide the Services, including, but not limited to licenses required for ISP, ICP, data processing and e-mail services.

3. Party B and/or Party C (or through its designated entity) will jointly or severally contribute to and the Guangdong Company necessary capital required for the provision of the Services operating capital required for marketing and development of the Services ("Development Expenses"), the amount and schedule of which will be determined by the Parties on the basis of a feasibility study report provided that the funding and accounting practice related thereto comply with requirements of relevant securities regulatory authorities.

Operation and Management of the Guangdong Company

4.   The board of directors of the  Guangdong  Company will be consisted of five
     (5) directors, of which Party A will appoint Two (2) and Party B and/or Party C will appoint Three (3).

5. The Chairman of the Board of the Guangdong Company will be appointed by Party B and/or Party C and the General Manager for the Guangdong Company will be appointed by Party A.

6. Party B and/or Party C (or its designated entity) will, with the assistance and participation of Party A, be responsible for management of the Guangdong Company on the basis of a management agreement to be entered by the relevant parties.

7. Party A will provide the technical and administrative team required by the Guangdong Company for the development and maintenance of the Services.

Shareholding and Dividend

8. Party A will hold twenty five (25) percent of all issued and outstanding shares of the Guangdong Company and Party B and/or Party C (or its designated entity) will hold seventy (75) percent of all issued and outstanding shares of the Guangdong Company.

9. After tax profits of the Guangdong Company will be distributed to the shareholders in accordance with their respective shareholding pursuant to relevant laws and rules provided that no such distribution will be made before and until the Development Expenses are fully paid back to Party B and/or Party C (or its designated entity).

Covenants and Undertakings

10. Party A covenants not to enter into any similar discussion and agreement with any other third parties while Party B and/or Party C will not enter into any similar discussion or agreement with any other third parties in Jiangmen region, Guangdong Province.

11. The Parties undertake to cooperate in good faith to implement the project contemplated by this Agreement.

Representations and Warrants

12.      Party A represents and warrants that:

     (1) It has legal capacity to enter into this Agreement and has taken all actions and steps required for entering into this Agreement.

     (2) It is legally bound by this Agreement and has legal rights and capacity to perform its obligations under this Agreement; and

     (3)  The  entering  into  this   Agreement  and  the   performance  of  the
          obligations hereunder by Party A is not in violation of any laws or rules to which Party A is subject.

13.  Party B and/or Party C severally represent and warrant that:

     (1)  It is established  under the laws of its place of incorporation and is
          validly   subsisting   and  has  complied   with  all  the   reporting
          requirements under such laws;

     (2) It has legal capacity to enter into this Agreement and has taken all corporate actions and steps required for entering into this Agreement;

     (3) It is legally bound by this Agreement and has legal rights and capacity to perform its obligations under this Agreement; and

     (4)  The  entering  into  this   Agreement  and  the   performance  of  the
          obligations hereunder by Party B and/or Party C is not in violation of any laws or rules to which Party B and/or Party C is subject.

General Provisions

14. This Agreement will come into effective upon the execution of the same by the duly authorized signatories of the Parties and upon satisfactory completion of due diligence on the project contemplated by this Agreement by Party B and/or Party C or its advisers.

15. This Agreement is governed by and construed in accordance with laws of the PRC and the Parties hereby submit to the non-exclusive jurisdiction of courts in the PRC.

16. Any provisions hereof held by a competent court or arbitration tribunal to be invalid or illegal shall not affect the validity of other provisions hereof which shall remain intact and legally binding. The Parties shall continue to implement such other provisions.

17. This Agreement shall be binding on and enure to the benefits of heirs, executors, administrators, successors and assigns of the Parties hereto provided that Party A shall not assign its rights and obligations hereunder unless with express prior written consent of Party B and/or Party C.

18. This Agreement is prepared in both English and Chinese with three (3) original copies in each language version. Should the two versions conflict, the English version shall prevail.


Executed by the Parties on the date first above mentioned.


Witness                                    Wu Yi University



_____________________________             Per:_________________ (corporate seal)

Witness                                        CathayOnline Technologies (Hong
                                               Kong) Limited


_____________________________             Per:_________________ (corporate seal)

Witness                                       Sichuan Guo Xun Xin Xi Chan Ye
                                              You Xian Gong Si



_____________________________             Per:_________________(corporate seal)